                                                                   Exhibit 10.11


               MASTER PURCHASE, SALE AND LEASE TRANSFER AGREEMENT



                                  AMSOUTH BANK
                                   ("Seller")


                                       and


                            FIRST STATES GROUP, L.P.

                                  ("Purchaser")



                               DATED: May 5, 2003

               MASTER PURCHASE, SALE AND LEASE TRANSFER AGREEMENT

     THIS MASTER PURCHASE, SALE AND LEASE TRANSFER AGREEMENT ("Agreement") is made this May 5, 2003, between AMSOUTH BANK, an Alabama state banking corporation, having an address at 3000 Galleria Tower, Suite 1600, Birmingham, Alabama, 35244 ("Seller"), and FIRST STATES GROUP, L.P., a Delaware limited partnership having an address at 1725 The Fairway, Jenkintown, Pennsylvania 19046 ("Purchaser").

                              Preliminary Statement

     A. Seller owns or leases various Bank Branch Properties (as hereinafter defined);

     B. Seller may, from time to time, and in its sole and absolute discretion, make decisions to close certain Bank Branch Properties and to subsequently dispose of the real estate ("Surplus Branches"); and

     C. Seller agrees to sell or assign to Purchaser those Surplus Branches on an ongoing basis, and Purchaser desires to purchase or accept an assignment of the Surplus Branches from Seller on an ongoing basis, all on and subject to the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Seller and Purchaser, intending to be legally bound hereby, agree as follows:

     1. Defined Terms. The following terms shall have the meanings set forth below when used in this Agreement:

        (a) "Bank Branch Property" means a property that is owned in fee simple or leased by Seller and is configured (and is lawfully permitted by legal non-conforming use or otherwise) to operate, without material modification, as a bank branch and may contain (subject to the removal rights of Seller set forth herein) a teller counter, vault, safe deposit boxes, drive-through facilities and equipment, wiring for the security systems, building plans, licenses and permits, and other customary bank branch installations and equipment, provided that a property shall not qualify as a Bank Branch Property unless (i) it is a free standing building or a "pad site" building in a shopping center parking area, (ii) at least 45% of its above-grade gross building area (but not more than 10,000 square feet of above-grade gross building area in the aggregate) is used or readily usable without material modification (but subject to the removal rights of Seller set forth herein) for retail bank branch operations and (iii) at least 50% of the area used for retail bank branch operations is located on the at-grade or a mezzanine level of the main entrance of the building. Bank Branch Properties shall specifically exclude leased, licensed or kiosk locations (even if configured to operate as a bank branch) and buildings not satisfying the requirement set forth above.

        (b) "Closed Properties" means Seller's fee or leasehold interest in all Bank Branch Properties that Seller, in Seller's sole and absolute discretion, determines to vacate and elects to sell or assign to Purchaser during the term of this Agreement.

        (c) "Closed Property Designation Date" means as to any Bank Branch Property the date on which Seller notifies Purchaser of Seller's designation of such Bank Branch Property as a Closed Property by giving Purchaser a Closed Property Designation Notice with respect to such Bank Branch Property.

        (d) "Fee Property" means a Bank Branch Property owned by Seller in fee simple.

        (e) "Closed Property Designation Notice" means a written notice from Seller delivered to Purchaser substantially in the form set forth on Exhibit B attached hereto, which sets forth, at a minimum, (i) the location and street address of the Closed Property, (ii) a description of any Permitted Leases (as hereinafter defined) for the Closed Property, (iii) whether the Closed Property has been vacated by Seller and, if not, the anticipated approximate Operations Closing Date (as hereinafter defined) for the Closed Property, (v) Due Diligence Expiration Date (as hereinafter defined) (vi) Settlement Date, and (vii) Seller's book value for Fee Properties.

        (f) "Excluded Properties" means properties that are in one or more of the following categories:

            (i) Properties that fail the Book Value Test. As used herein the Book Value Test is an analysis by Seller pursuant to which the Seller determines if the total Purchase Price for all Fee Properties is equal to or greater than the sum of (i) Seller's total book value remaining in all Fee Properties as of the Settlement Date plus (ii) Seller's out-of-pocket costs, as determined by Seller in the exercise of reasonable business judgment, incurred related to the sale of the Fee Properties less (iii) annualized operating expense savings Seller would realize for one year only by disposing of the Fee Properties. Exhibit C to this Agreement lists the annualized operating expenses for each Closed Property. In the event that the Book Value Threshold is satisfied, Seller may not exclude any Fee Properties from this Agreement. In the event that the Book Value Threshold is not satisfied, Seller and Purchaser shall mutually agree on which Fee Properties to exclude from the Agreement in order that Seller is able to achieve the Book Value Threshold. In the event that Seller and Purchaser cannot agree on which Fee Properties should be excluded from the Agreement, either Seller or Purchaser may terminate the Agreement upon ten days written notice to the other party, without penalty;

            (ii) Properties that Seller is required to dispose of to a purchaser other than Purchaser by any applicable governmental law or regulation, including, without limitation, properties all or a portion of which are taken pursuant to eminent domain or condemnation proceedings or conveyed by deed in lieu thereof;

            (iii) Properties that Seller at any time elects to dispose of to another financial institution as an operating bank branch with customer deposits (even if Seller makes such election after delivery of a Closed Property Designation Notice);

            (iv) Properties that Seller at any time elects or is required by applicable governmental law or regulation to continue to use itself or to retain title to pending Seller's decision as to whether or not to sell the same (even if Seller makes such election after delivery of a Closed Property Designation Notice), including, without limitation, properties at which Seller either elects or is required to continue only ATM operations (until Seller elects or is no longer required to continue such operations);

            (v) Properties that Seller at any time elects to convey or lease to an affiliate of Seller for use by such affiliate (even if Seller makes such election after delivery of a Closed Property Designation Notice);

            (vi)   Raw land or other unimproved properties;

            (vii) Properties that are owned by Seller that do not qualify as Bank Branch Properties as defined in Section 1(a) hereof, even if such property is used by Seller for direct or indirect banking purposes; and

            (viii) Seller Excluded Properties defined in Section 7 below.

        (g) "Leasehold Property" means a Bank Branch Property which Seller leases from a party other than Seller or an affiliate of Seller and for which at least 5 years remains on the then current term of such lease.

        (h) "Operations Closing Date" means the date on which Seller ceases its business operations at a Closed Property, it being understood that maintenance of ATM operations alone shall not constitute business operations.

        (i) "Permitted Leases" means leases pursuant to which Seller, as landlord, leases all or a portion of a Closed Property to a third party tenant, provided that Permitted Leases shall not include any (aa) month-to-month tenancies or (bb) leases where the tenant is paying no or nominal rent for its use and occupancy of the Closed Property, unless Purchaser, within 30 days following the date hereof , notifies Seller in writing of Purchaser's election to accept such lease as a Permitted Lease.

     2. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall expire on December 31, 2003. Thereafter, the Term shall continue on a year to year basis, subject to a right by either party to terminate this Agreement at any time, without cause, upon 90 days prior written notice to the other. Either party may terminate this Agreement at any time for cause in accordance with the provisions contained in Section 23 hereof. Purchaser shall have the right and obligation as herein expressed to acquire all Bank Branch Properties (other than Excluded Properties) with respect to which Seller shall have delivered a Closing Property Designation Notice prior to the expiration or earlier termination of the term of this Agreement, which acquisition(s) shall be subject to all of the terms and conditions of this Agreement.

     3. Sale and Purchase of Closed Properties. On the terms and conditions hereinafter provided, Seller shall convey and/or assign to Purchaser, and Purchaser shall acquire from Seller, Seller's right, title and interest in and to all Closed Properties, provided that Purchaser shall not be obligated to acquire, nor shall Seller be obligated to sell or assign, any (i) Closed Properties that are withdrawn from this Agreement pursuant to Section 1(e) hereof, (ii) Closed Properties withdrawn from this Agreement because Purchaser and Seller are unable to obtain a required Landlord's Consent or Tenant's Release (as such terms are hereinafter defined) as expressed in Section 6(c) hereof, (iii) Closed Properties withdrawn from this Agreement because Seller elects not (or otherwise fails) to either perform or authorize a Phase II Study (as hereinafter defined) or remediate an identified environmental condition as expressed in
Section 9(b) below or (iv) Closed Properties withdrawn from this Agreement because Seller elects not to pay the repair or restoration costs in excess of the Individual Repair Threshold (as hereinafter defined) as expressed in Section 9(c) hereof. In the event that a Closed Property becomes an Excluded Property and is withdrawn from this Agreement pursuant to Section 9(b) or 9(c) hereof, Seller shall reimburse Purchaser for Purchaser's actual out-of-pocket costs and expenses for all title, survey, environmental, structural analysis and other physical conditions investigative costs incurred by Purchaser with respect to such Excluded Property, and copies of any title, survey and other due diligence reports and evaluations for such Excluded Properties obtained by Purchaser shall be delivered to Seller, without representation or warranty and with a disclaimer of reliance.

     4. Closed Properties - Real and Personal Assets.

           (a) The transfer (by deed or assignment) of a Closed Property shall include Seller's fee or leasehold interest in all those certain identified tracts or parcels of land with the buildings ("Buildings"), and all other improvements erected on the parcels and trade fixtures and equipment attached thereto, including, without limitation, any teller counters, drive-through facilities and equipment, bank vaults, wiring for the security systems, building plans for the Closed Property (to the extent in Seller's or Seller's property manager's actual possession), licenses and permits for the Closed Property (to the extent transferable), warranties and guaranties for the Closed Property (to the extent transferable), any rights, privileges, tenements, hereditaments, rights of way, easements, appendages and appurtenances for the Closed Property (to the extent transferable), all as the same may exist on the date hereof. Excluded as part of a Closed Property are the following: (a) all automated teller machines and safe deposit boxes (but not the nests for such safe deposit boxes) and all contents thereof, (b) all alarms and security equipment, telecommunication equipment, computers, computer terminals and computer equipment, supplies, documents, records, cash, coin and signage (including pylons, but excluding pylon base poles and foundations), (c) any office equipment (whether leased or owned) located in the Buildings including, without limitation, furniture, furnishings and artwork, and (d) any personal property belonging to any tenant occupying any portion of the Closed Property.

           (b) At the request of either party, prior to the Settlement Date for each Closed Property, Seller and Purchaser shall identify in writing any and all fixtures, equipment and other personal property located within the Closed Property that Seller intends to convey as a part of the Purchase Price (collectively, "Personal Property") and allocate a portion of the Purchase Price for such Closed Property to the value of the Personal Property. If the parties cannot agree upon an appropriate allocation, they shall retain a qualified consultant agreed to by Seller and Purchaser to advise them as to the proper allocation of the Purchase Price. The cost of the allocation and valuation report shall be paid by the party requesting the same.

     5. Fee Properties Price; Procedure for Determination. The purchase price ("Purchase Price") of each Fee Property shall be 90% of the Fair Market Value ("FMV") of such property (or 80% of the FMV if such property was closed or substantially without business operations for a period of 6 to 12 months before the date of this Agreement, it being understood that maintenance of ATM operations alone shall not constitute business operations or 70% of the FMV if such property was closed or substantially without business operations for a period of 12 months or longer), which FMV shall be established by an appraisal valuation ("Appraisal") made as described below by an independent appraiser agreed to by Seller and Purchaser within 10 days from the date hereof (the "Appraiser"), except that the Purchase Price for the Fee Properties listed on Exhibit A attached hereto shall 85% of the FMV as determined pursuant to this Section 5. The Appraisals shall be certified to Seller and Purchaser (and, if requested by Purchaser, any institutional lender designated by Purchaser) and shall be in substantially the form attached hereto as Exhibit D. The cost of the Appraisal shall be paid by Seller.

        (a) The FMV of a Fee Property shall be determined by an Appraiser instructed to value such Fee Property for both its (i) continued bank use and
(ii) highest and best use other than continued bank use. The highest and best use other than continued bank use valuation described in clause (ii) above shall be adjusted to take into account a cost factor for conversion of the existing building and other improvements to non-bank use. The Appraisal shall utilize the sales comparison methodology based upon comparable sales from the local area in which the Closed Property is located, subject to adjustment, if applicable, for the terms and conditions of any Permitted Leases that will not be terminated prior to Settlement (as hereinafter defined) for the Closed Property. The FMV of a Fee Property shall equal the average of the two above described valuations, provided that the FMV of a Fee Property that was closed or substantially without business operations for a period of 6 months or longer before the date of this Agreement shall equal only the valuation described in clause (ii) above (after inclusion of a cost factor for conversion of the existing Building and other improvements to non-bank use).

        (b) Within ten business days following the date hereof , Seller shall order the Appraisal for all of the Fee Properties. Promptly following its receipt of same, Seller shall submit an original of the completed Appraisal to Purchaser. If Seller fails to order an Appraisal within such ten-day period, Purchaser may, at any time thereafter, order the Appraisal.

        (c) Purchaser and Seller shall each have a period of 30 days following Seller's receipt of the Appraisal to either reject or approve the FMV of the Fee Property as set forth in the Appraisal. If either party rejects the FMV of the Fee Property as set forth in an Appraisal, such party shall during such 30-day period order, at its own expense, a re-appraisal ("Re-Appraisal") of the affected Fee Property using the same methodology and assumptions as required to be used for the Appraisal. If there is a disparity between the Re-Appraisal and the Appraisal by an amount greater than 10% of the Appraisal, then the average of the two appraisals will prevail; otherwise, the original appraised value will be considered as the FMV. If both parties reject the value, then both parties shall within the 30-day period, agree on and select a single appraiser to conduct the Re-Appraisal and the expense of such Re-Appraisal shall be paid for in equal shares by the parties. The Re-Appraisal amount shall be the final appraised value for such Fee Property.

     6. Leasehold Properties; Assumption Payment. The liabilities for each Leasehold Property shall be transferred as set forth below:

        (a) Within ten business days following the date hereof, Seller shall deliver to Purchaser a lease abstract (if available), a copy of the lease and copies of any agreements, correspondence or other documents relating that are in Seller's or Seller's property manager's actual possession for each Leasehold Property.

        (b) Within 30 days following the date hereof, Purchaser and Seller shall mutually agree upon the amount of the lease liability for each Leasehold Property, including, without limitation, all base rent, real estate taxes, operating expenses and other amounts payable as rent or additional rent with respect to the Leasehold Property, but excluding charges for utilities, after hours services and supplemental services that are separately itemized and billed (such aggregate amount, the "Liability") for the period commencing on the Settlement Date for such property and ending on the last day of the existing term of the lease for such Leasehold Property, without giving effect to any unexercised renewal options (such period, the "Remaining Lease Term"). In consideration of Purchaser's assumption of the Liability for the Leasehold Property for the Remaining Lease Term, Seller shall pay to Purchaser at Settlement for the Leasehold Property an amount equal to 30% of the Liability for such property (or 35% of the liability for such property if such property was closed or substantially without operations for a period of 6 months or longer before the date of this Agreement, it being understood that maintenance of ATM operations alone shall not constitute business operations) (such amount being referred to as the "Discount") as follows. If Settlement for one or more Fee Properties occurs on the same Settlement Date as one or more Leasehold Properties, Purchaser shall receive a credit against the aggregate Purchase Price for the Fee Properties equal to the aggregate Discount for the Leasehold Properties having the same Settlement Date. If there are no Settlements for Fee Properties on the Settlement Date for the Leasehold Properties, or if the aggregate Discount for the Leasehold Properties exceeds the aggregate Purchase Price for the Fee Properties, Seller shall pay the excess of the Discount over the aggregate Purchase Price to Purchaser at Settlement for the Leased Properties by wire transfer of funds to an account designated by Seller.

        (c) Prior to the Settlement Date for a Leasehold Property, Purchaser shall use commercially reasonable efforts (but at no cost to Seller or Purchaser) to obtain from the landlord of the Leasehold Property (i) the landlord's consent, if required under the lease, to Seller's assignment of the lease to Purchaser, (ii) the landlord's consent, if required under the lease, to Purchaser's further assignment or subleasing of the Leasehold Property to a third party user, (iii) the landlord's agreement, if required under the lease, that Purchaser's indefinite cessation of operations at the Leasehold Property pending recommencement of same by a third party user will not be a default under the lease (such consents and agreements being referred to collectively as the "Landlord's Consent") and (iv) a release of Seller from all of Seller's obligations as "tenant" under the lease (such agreement being referred to as the "Tenant Release"). Purchaser also may, if desired by Purchaser, obtain from the landlords of the Leasehold Properties an estoppel stating that the underlying lease is in full force and effect and that Seller, as tenant, is not in default thereunder ("Landlord's Estoppel").

        (d) Purchaser shall from time to time keep Seller advised regarding the status of Purchaser's efforts to obtain the Landlord's Consents, Landlord Estoppels and Tenant Releases. If by the anticipated Settlement Date for a Leasehold Property Purchaser has not obtained the required Landlord's Consent for such Leasehold Property, Purchaser shall so notify Seller and the Settlement Date for such Leasehold Property automatically shall be extended for a period of 30 days. If Purchaser is not able to obtain the required Landlord's Consent during such 30-day extension period, either Seller or Purchaser may at any time thereafter withdraw the Leasehold Property from this Agreement. In the event of a withdrawal of a Leasehold Property, Purchaser shall be solely responsible for all of its due diligence and investigation costs and other expenses incurred in connection therewith. Notwithstanding the foregoing, if a property is withdrawn pursuant to this

Paragraph it may not be added back to the contract unless mutually agreed to by Seller and Purchaser.

        (e) If by the Settlement Date for a Leasehold Property, Purchaser has not obtained a written Tenant Release, Seller, at Seller's option, may (i) exclude the Leasehold Property from this Agreement, except that Seller shall not exclude the Leasehold Property, if Purchaser has obtained a tenant pursuant to a written lease for such Leasehold Property and Purchaser assigns the rents and other payments due under such lease to Seller as additional security for Seller's obligations under the lease, which assignment shall last until a Tenant Release is obtained for such Leasehold Property, and (ii) Purchaser shall deliver to Seller as security for Purchaser's timely performance of such obligations a collateral assignment of Purchaser's interest in a money market, mutual fund or similar accounts acceptable to Seller (or certificates of deposit or other instruments of similar security and liquidity acceptable to Seller) by means of a pledge agreement and related UCC-1 financing statements satisfactory to Seller in an amount ("Secured Liability Amount") equal to 12 months' base rent payable with respect to the Leasehold Property. If Seller excludes a Leasehold Property pursuant to the preceding sentence, Seller shall reimburse Purchaser for Purchaser's out-of-pocket costs for Purchaser's structural inspection of the Leasehold Property. The Secured Liability Amount for a Leasehold Property shall be annually adjusted on or before January 15 of each calendar year based upon the base rents to be in effect under the lease for the Leasehold Property for the 12-month period commencing January 1 of such year. Upon the earlier to occur of (1) the expiration or earlier termination of the lease for a Leasehold Property or (2) if and when Purchaser obtains a Tenant Release for the Leasehold Property, then the amount of the Secured Liability Amount shall be correspondingly reduced. The pledge agreement for the Secured Liability Amount (together with related UCC-1 Financing Statements) shall be in substantially the form attached hereto as Exhibit E. Purchaser shall pay all costs associated with the filing of the UCC-1 Financing Statements. The provisions of this subparagraph (e) shall survive the expiration or earlier termination of this Agreement. The Secured Liability Amount posted by Purchaser for each Leasehold Property shall secure the liability and obligations of Purchaser under all Leasehold Properties hereunder.

        (f) Seller shall hold and apply the Secured Liability Amount as security for Purchaser's timely and complete performance of its obligations under the leases assumed for the Leasehold Properties, as follows:

            (i) Seller may draw on the Secured Liability Amount upon the happening of any of the following events:

                (A) If after the Settlement Date the landlord of a Leasehold Property makes a demand on Seller for payment of rent and/or other sums due from and after such Settlement Date under the lease for such Leasehold Property and/or has made demand on Seller for performance of any of the covenants to be performed by the tenant under such lease from and after such Settlement Date, in which event, Seller may draw on the Secured Liability Amount without limit, in part or in whole, to the extent necessary, in Seller's reasonable judgment, to satisfy the demand provided that before doing so, Seller gives Purchaser 15 business days' prior written notice of its intention to so draw and during, such 15 day period Purchaser fails to provide Seller with satisfactory evidence of payment of all monetary sums demanded and, if applicable, written confirmation from the landlord under the lease of full compliance with all non-monetary demands; or

                    (B) If Purchaser fails to deliver to Seller a replacement instrument/security of Secured Liability Amount in proper form and amount at least 15 business days prior to the expiration date of the then current Secured Liability Amount.

               (ii) If the Secured Liability Account is insufficient to satisfy in full any liability of Seller under the lease for such Leasehold Property:

                    (A) Purchaser shall remain fully liable to Seller for any such deficiency and shall pay the same to Seller promptly on demand; and

                    (B) Promptly upon receipt of Seller's written request, Purchaser shall assign to Seller all of Purchaser's right, title and interest in such Leasehold Property to Purchaser, upon which event, Purchaser shall have no further duties or obligations with respect to such Leasehold Property arising after such assignment.

The provisions of this subparagraph (f)(ii) shall survive the expiration or earlier termination of this Agreement and the Settlement for each Leasehold Property and delivery of the Lease Assignment and Assumption Agreement.

           7.  Seller Excluded/Restricted Properties.

           (a) Seller Excluded Properties.

               (i) Notwithstanding anything to the contrary contained herein, but subject to the limitations expressed in Section 7(a)(iii), Seller may, in its sole and absolute discretion, exclude certain Closed Properties from this Agreement upon the following terms and conditions (any property so excluded, a "Seller Excluded Property"). Seller may elect to cause a Closed Property to be a Seller Excluded Property prior to, on or after the Closed Property Designation Date, but if after the Closed Property Designation Date, Seller's election shall be made prior to the expiration of the Due Diligence Period. Seller may not elect to exclude a Closed Property after the Due Diligence Period if, as of the date of Seller's election, Purchaser has signed an arms-length letter of intent with an unaffiliated third party (that expresses the material terms and conditions of the proposed transaction and imposes on the parties an obligation to endeavor to negotiate and execute a definitive agreement in good faith) or otherwise contracted to sell or lease the Closed Property in an arms-length transaction to another unaffiliated third party (any such occurrence, a "Purchaser Disqualifying Action"). If the Purchaser Disqualifying Action expires, terminates, lapses or is otherwise satisfied without the Closed Property having been sold, leased, sub-leased or assigned to another party (or, in the case of a letter of intent, if ninety (90) days have elapsed following Purchaser's receipt of Seller's Excluded Property designation notice and Purchaser and an unaffiliated third party have failed to execute a definitive agreement to sell or lease the Closed Property), Purchaser shall promptly notify Seller of such event in writing and Seller may thereafter elect, in its sole and absolute discretion, anytime prior to the expiration of the Due Diligence Period, to cause the Closed Property to be a Seller Excluded Property.

            (ii) In the event Seller elects to exclude a Closed Property prior to or on the Closed Property Designation Date, Seller shall notify Purchaser in writing of such election and thereafter have no responsibility or obligation whatsoever to Purchaser under the terms of this Agreement as to the Seller Excluded Property. In the event Seller timely elects to exclude a Closed Property after the Closed Property Designation Date, Seller shall do so in writing, Seller shall reimburse Purchaser its reasonable due diligence costs actually incurred not to exceed $10,000.00. Thereafter, neither party shall have any responsibility or obligation whatsoever to the other party under the terms of this Agreement as to the Seller Excluded Property.

            (iii) The number of Closed Properties eligible to be excluded under this Section 7 shall not at any time exceed two (2) of the Closed Properties offered to Purchaser on a moving twelve-month basis during the term of this Agreement. Any Closed Property withdrawn due to environmental, physical or structural defects as set forth in Section 10 hereof, or title defects as set forth in Section 11 hereof shall not be counted towards the two (2) Closed Properties that Seller may exclude.

        (b) Purchaser and Seller have agreed that Seller may restrict Purchaser from leasing or selling up to three (3) Closed Properties on a moving twelve-month basis to a specific financial institutions ("Restricted Financial Institution"), however, Seller may not designate more than two (2) Restricted Financial Institutions for each Closed Property. The specific Closed Property and the Restricted Financial Institution(s) shall be designated on the Closed Property Designation Notice.

     8. Dark Period. Each Closed Property shall be subject to the limitation that neither Purchaser nor Purchaser's Responsible Parties (as hereinafter defined) shall (i) display any on-site signage advertising a new banking facility, (ii) issue any newspaper advertisement, (iii) or open for business or conduct any on-site operations as a banking facility at a Fee Property for a period of one hundred twenty (120) days following the Operations Closing Date (except that with the prior written consent of Purchaser, such period may be extended for an additional sixty (60) days for a period not to exceed one hundred eighty (180) days) and for a period of ninety (90) days at a Leasehold Property, subject to any continuous operations clauses in the Lease (the "Dark Period"), it being understood and agreed that it shall not be a violation of the foregoing limitation for Purchaser or Purchaser's Responsible Parties to (a) alter, modify or otherwise improve the interior or exterior of the Building for banking purposes or (b) use the Fee Property for purposes other than banking purposes during the Dark Period. If Purchaser or any of Purchaser's Responsible Parties violates the foregoing Dark Period restrictions at a Closed Property, Purchaser shall pay to Seller liquidated damages in an amount equal to $500.00 for each day that such violation continues at such Closed Property (the "Liquidated Damages") and, in the event that Purchaser or any of Purchaser's Responsible Parties violates the Dark Period restrictions at more than one Closed Property, the Liquidated Damages shall apply to each Closed Property separate for such violation exists. The Liquidated Damages shall be paid by Escrow Agent (defined below) to Seller from the Deposit (defined below), within five (5) business days of Escrow Agent and Purchaser's receipt of Seller's written notice of Purchaser's violation of the Dark Period. Within five (5) business days of Escrow Agent's payment of the Liquidated Damages to Seller, Purchaser shall deposit with Escrow Agent an amount equal to the Liquidated Damages paid by Escrow Agent to Seller. The foregoing Dark Period restriction shall survive Settlement on each Closed Property, shall survive the expiration or earlier termination of this Agreement and shall constitute a covenant running with the Closed

Property for the benefit of Seller and its successors and assigns. Purchaser shall be responsible to advise its transferees, tenants, licensees, subsidiaries, affiliates, successors, assigns and other occupants (herein collectively referred to as "Purchaser's Responsible Parties") of the Closed Property of this restriction. The parties acknowledge that the aforesaid liquidated damages are reasonable and do not constitute a penalty and are being agreed upon due to the difficulty of calculating the actual amount of damages that Seller might sustain in the event of a violation of any of the Dark Period restriction. Seller shall notify Purchaser promptly following Seller becoming aware that Purchaser or any of Purchaser's Responsible Parties is in violation the Dark Period restrictions and provide Purchaser a 10 day cure period for each violation of the Dark Period restriction.

     9. Settlement. The transfer of ownership of a Fee Property and/or the assignment and assumption of financial liability for a Leasehold Property ("Settlement") shall occur on the date ("Settlement Date") that is 30 days following the expiration of the Due Diligence Period (as hereinafter defined) or, if later to occur and applicable, 30 days following the Operations Closing Date for such Closed Property (subject to extension of Settlement for specified Closed Properties pursuant to any provision hereof). All Settlements shall occur at the office of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania, or at such other place as Seller and Purchaser may mutually agree, commencing at 10:00 AM on the Settlement Date.

     10. Due Diligence Period; Purchaser's Access to Closed Properties. As to each Closed Property, Purchaser shall have a period equal to 60 days following the date on which the Purchase Price for each Fee Property pursuant to Section 5 above and the leasehold assumption payments for each Leasehold Property pursuant to Section 6 above are determined (the "Due Diligence Period") to perform such due diligence review and analysis of the Closed Property as Purchaser deems necessary including, without limitation, to investigate, review, survey and physically inspect the Closed Property, to obtain a title search and survey, to conduct Phase I environmental studies and engineering studies of each Closed Property as described below and, with respect to a Leasehold Property, to review the lease.

              (a) During the Due Diligence Period for each Closed Property, as same may be extended with respect to such Closed Property pursuant to Sections 9(b) and (c) hereof, Purchaser, its employees and agents, at Purchaser's sole cost and expense, shall have the right to enter upon such Closed Property to inspect such Closed Property and Seller shall provide Purchaser, its employees and agents, with access thereto. Purchaser shall give Seller five business days' prior written notice of its entry upon the Closed Property and shall coordinate such entry and inspection with Seller so that the entry is at a mutually convenient time. Prior to each such entry, Purchaser shall provide certificates of insurance to Seller evidencing liability insurance in the minimum amount of $2,000,000.00 combined per occurrence limit carried by Purchaser and/or Purchaser's agents naming Seller, its agents, and employees as additional insured's thereunder, in order to insure any loss arising out of or in connection with entry upon the Closed Property. The aforesaid insurance shall be issued by an insurance company licensed in the state where the Closed Property is located and said insurance company shall be acceptable to Seller. In addition, Purchaser shall comply with applicable state worker's compensation laws. Upon completion of any inspections, Purchaser, shall restore the Closed Property to the condition in which it existed prior to said inspections. Purchaser shall and hereby does indemnify, defend, and save harmless Seller from and against any and all claims arising out of the entry on and inspection of each and every Closed

Property by Purchaser and/or Purchaser's employees and agents, including, without limitation, Seller's attorneys' fees and costs. Notwithstanding anything contained in this Agreement to the contrary, the terms of this subsection shall survive (i) Settlement on such Closed Property and the delivery of the Deed (as hereinafter defined) or Lease Assignment and Assumption Agreement (as hereinafter defined), as applicable, (ii) the termination of this Agreement as to such Closed Property and (iii) the expiration or earlier termination of this Agreement.

         (b) Prior to the expiration of the Due Diligence Period for each Closed Property, if Purchaser's environmental consultant, based on records and other documentation obtained during its Phase I environmental investigation ("Phase I Study"), determines that a Phase II environmental study ("Phase II Study") is necessary with respect to such Closed Property, Purchaser shall give to Seller written notice thereof, together with a complete copy of the Phase I Study and a reasonably detailed explanation of the reasons therefor from Purchaser's environmental consultant. Within ten business days after receipt of such notice, Seller shall either (i) obtain the Phase II Study at Seller's sole cost and expense, (ii) permit Purchaser to obtain a Phase II Study at Seller's sole cost and expense, which shall be conducted by an environmental consultant satisfactory to Seller in its reasonable judgment pursuant to a scope of study satisfactory to Seller in its reasonable judgment; or (iii) withdraw the Closed Property from this Agreement, and in the latter event, this Agreement shall terminate and be null and void as to such withdrawn Closed Property, but shall continue in full force and effect as to the remaining Closed Properties. If Seller or Purchaser obtains a Phase II Study for such Closed Property, as provided above, and if the Phase II Study identifies one or more environmental conditions requiring remediation, then, within ten business days after Seller delivers the Phase II Study to Purchaser, or Purchaser delivers the Phase II Study to Seller, as applicable, Seller shall either (i) agree to remediate and abate the disclosed environmental condition(s) at Seller's sole cost and expense in conformity with all applicable Environmental Requirements or (ii) withdraw the Closed Property from this Agreement, and in the latter event, this Agreement shall terminate and be null and void as to such withdrawn Closed Property, but shall continue in full force and effect as to the remaining Closed Properties. Unless the Closed Property is withdrawn from this Agreement by Seller as aforesaid, the Due Diligence Period and Settlement automatically shall be extended for such time as is necessary for Seller or Purchaser, as applicable, to complete the environmental investigations and remediations described above. In the event of the failure of Seller to perform or authorize a Phase II Study or remediate an identified environmental condition as set forth in this Section, Seller shall be solely responsible for all of Purchaser's due diligence and investigation costs and expenses for such property. Notwithstanding the foregoing, if a property is withdrawn pursuant to this Paragraph it may not be added back to the contract unless mutually agreed to by Seller and Purchaser.

         (c) Prior to the expiration of the Due Diligence Period (as hereinafter defined) for each Closed Property, if Purchaser's consultant, based on physical inspection, records and other documentation obtained during its physical conditions investigation, determines that the Closed Property requires non-deferrable repairs or replacements (other than cosmetic matters) to the roof membrane, roof deck, footers, foundations, plumbing systems, electrical systems, heating, ventilating and air conditioning systems, mechanical systems, or facade (exterior skin) or windows or to cause such Closed Property to comply with applicable legal requirements for the use made by Seller prior to the Operations Closing Date, or in the case of Leasehold Properties are repairs that are not the responsibility of the landlord under the lease, Purchaser shall give written notice thereof and a copy of the consultant's reports to Seller. Within ten business days after receipt of such notice and the report, Seller shall, at its sole election, by written notice to Purchaser, either (i) subject to the provisions of the following sentence of this Section 9(c), agree to allow a credit against the Purchase Price for such Fee Property in the amount of the reasonably estimated costs of such capital repair, or in the case of a Leasehold Property, increase the Discount in the reasonably estimated cost of such capital repairs or (ii) withdraw such Fee or Leasehold Property from this Agreement, and in the latter event, this Agreement shall terminate as to such withdrawn Fee or Leasehold Property, but shall continue in full force and effect as to the remaining Closed Properties, or
(iii) perform the repairs set forth in the consultant's report within ten (10) business days of Seller's receipt of said report. If Seller' elects to perform the repairs pursuant to subsection (iii) of the preceding sentence, Purchaser shall be permitted to have such repairs inspected by Purchaser's consultant and such repairs shall be performed to Purchaser's consultant's reasonable satisfaction. In the event of a withdrawal of a Fee Property pursuant to this subparagraph or a termination of this Agreement as provided herein as to such Fee Property, Seller shall be solely responsible for all of Purchaser's due diligence and investigation costs and expenses for such property. Notwithstanding the foregoing, if a property is withdrawn pursuant to this Paragraph it may not be added back to the contract unless mutually agreed to by Seller and Purchaser.

         (d) Within five business days following the date hereof, Seller shall make available to Purchaser for inspection and copying at Purchaser's expense all documents and records relating to the physical condition and operating history of Closed Property to the extent in Seller's or Seller's property manager's actual possession, such documents to be made available to Purchaser at the location or locations where such documents are kept in the ordinary course of Seller's business.

  11. Title.

         (a) As to each Fee Property, the title conveyed shall be good and indefeasible and such as will be insured by any reputable title insurance company at regular rates, free and clear of all liens, judgments and similar encumbrances, subject however to:

             (i) the state of facts shown on an accurate survey of the Fee Property, other than a matter which would constitute an Objection (as hereinafter defined) that Purchaser does not waive pursuant to Section 10(c) below;

             (ii) zoning regulations, municipal building restrictions and all other laws, ordinances, regulations and restrictions of any duly constituted public authority enacted prior to the Settlement Date;

             (iii) grants to governmental entities or to utility and/or power companies, the right of the public in sidewalks and abutting public rights-of-way, and easements given to the public for water course maintenance, slope rights or sight rights;

             (iv) the lien of current taxes and assessments not yet due and payable;

             (v) special taxes and assessments becoming a lien on or after the Settlement Date;

             (vi)  if applicable, tenancies of Permitted Leases;

          (vii) standard exceptions set forth in the form of title insurance policy of the title insurance company selected by Purchaser; and

          (viii) any other matter which would constitute an Objection (as hereinafter defined) that Purchaser waives pursuant to Section 10(c) below, provided that with respect to any Monetary Objection (as hereinafter defined) against Seller, same shall not constitute an Objection if a title insurance company authorized to do business in the state in which the affected Fee Property is located agrees that it will insure title free of such Monetary Objection or with affirmative insurance against the enforcement of such Monetary Objection against the affected Fee Property, and such removal or affirmative coverage does not require Purchaser to defend an action brought on any such judgment.

      (b) The term "Objection" shall mean any matter shown on the survey obtained by Purchaser or which would be shown on a current survey or any covenant, easement, restriction or other title defect or encumbrance (including, without limitation, any lien or lack of direct access to a dedicated public street), other than the matters referred to in Section 10(a) above, which renders title to the Fee Property either unmarketable or uninsurable at regular rates, materially reduces the value of the Fee Property or impairs or restricts its use for the uses contemplated by the Appraisal.

      (c) As to each Fee Property, Purchaser shall order, at Purchaser's expense, a title commitment from a title insurance company authorized to do business in the state in which such Fee Property is located and, if so desired by Purchaser, a survey. Purchaser shall deliver to Seller a copy of the title commitment and, if applicable, survey for such Fee Property within five business days following the date that the same are received by Purchaser. Prior to the end of the Due Diligence Period for the Fee Property, Purchaser shall give written notice of any Objection ("Title Objection Notice") to Seller. Purchaser shall be deemed to have waived any Objection existing on the last day of the Due Diligence Period and not specified in such notice.

      (d) Seller shall have no obligation to bring any action or proceeding or otherwise to incur any expense or liability (contingent or otherwise) to remedy an Objection; provided, however, that if an Objection is a monetary lien, judgment or encumbrance of an ascertainable amount not described in Section 10(a) above (a "Monetary Objection"), Seller shall be obligated, at or prior to the Settlement Date, to cause such Monetary Objection to be satisfied or to cause the title insurance company to insure title either free of such Monetary Objection or with affirmative insurance against the enforcement of such Monetary Objection by delivery of an acceptable indemnity. If Seller is unable to convey title to a Closed Property in accordance with this Agreement, the same shall not constitute a default by Seller hereunder, and, unless Seller timely notifies Purchaser of Seller's election to remedy the Objection as expressed in Section 10(e) below, Purchaser shall elect one of the following options: (i) to accept such title as Seller is able to convey at Settlement, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller or (ii) to withdraw the Closed Property from this Agreement, in which event this Agreement shall terminate and be null and void as to such withdrawn Closed Property, but shall continue in full force and effect as to the remaining Closed Properties. Seller shall notify Purchaser in writing within ten business days' following Seller's receipt of the Title Objection Notice whether Seller intends to remedy the Objections identified therein. If Seller fails to do so (in which event, Seller shall be deemed to have elected not to remedy any Objections) or notifies Purchaser in writing that Seller does not intend to remedy an Objection,

Purchaser shall, within ten business days thereafter, notify Seller in writing whether Purchaser elects either option (i) or (ii) above. If Purchaser does not make such election within such ten business day period, Purchaser shall be deemed to have elected option (i) above.

            (e) Although Seller is not obligated to do so, Seller shall have the right to remedy any Objection with respect to a Closed Property on written notice given to Purchaser within ten business days after Seller's receipt of the Title Objection Notice. For the purpose of remedying an Objection, Seller shall have the right to one or more adjournments of the Settlement for such Closed Property for an aggregate period not to exceed 90 days. If Seller notifies Purchaser of it's intention to remedy an Objection, but Seller fails or is unable to do so prior to the adjourned Settlement, Seller shall so notify Purchaser in writing and Purchaser shall, within ten business days following Purchaser's receipt of such notification, advise Seller in writing whether Purchaser elects either option (i) or option (ii) from Section 10(d) above. If Purchaser does not make such election within such ten business day period, Purchaser shall be deemed to have elected option (i) above.

            (f) The sale includes whatever right, title and interest Seller has in and to any Personal Property. Seller makes no representations as to the quality, kind or condition thereof, and Purchaser agrees to take the same "WHERE-IS" and "AS-IS."

     12. Service and Maintenance Contracts.

            (a) Seller has entered into certain maintenance and service contracts for certain of the Closed Properties, all of which shall be terminated at or prior to the Settlement for each such Closed Property, provided that Purchaser shall have the right, upon written notice to Seller at least 30 days prior to the Settlement Date, to identify maintenance and service contracts that Purchaser desires to continue and assume following the Settlement Date. Seller shall indemnify, defend and hold Purchaser harmless from and against all claims for payment by such contractors for services with respect to such Closed Property rendered prior to the date of the Settlement for such Closed Property. Purchaser shall indemnify, defend and hold Seller harmless from and against all claims for payment by such contractors for services with respect to such Closed Property rendered after the date of the Settlement for such Closed Property. This Section 11(a) shall survive the Settlement for such Closed Property and delivery of the Deed or Lease Assignment and Assumption Agreement, as applicable.

            (b) Seller hereby agrees that from and after the date hereof, Seller shall not enter into any leases of or contracts for such Closed Property, the term of which leases or contracts extend beyond the Settlement for such property without Purchaser's prior written consent, which consent may be given or withheld in Purchaser's sole discretion.

     13. Documents to be Delivered by Seller at Settlement. At Settlement on each Closed Property, Seller shall deliver to Purchaser:

            (a) for each Fee Property, the customary form of special or limited warranty deed (such that Seller shall only warrant for claims arising by, through or under Seller, but none others) for the state for which the Fee Property is located (collectively, the "Deeds") shall be duly executed by Seller, be in form for recordation, be accompanied by completed realty transfer tax forms, if required;

            (b) where applicable, an assignment and assumption of any Permitted Leases in the form attached hereto as Exhibit F ("Assignment of Permitted Leases");

            (c) for each Closed Property, a bill of sale in the form attached hereto as Exhibit G ("Bill of Sale"), pursuant to which Seller shall sell and transfer the personal property at such Closed Property subject to this Agreement to Purchaser;

            (d) for each Leasehold Property, an assignment and assumption of lease in the form attached hereto as Exhibit H ("Lease Assignment and Assumption Agreement") pursuant to which Seller shall assign and Purchaser shall assume Seller's interest (as lessee) under the lease for such Leasehold Property;

            (e) a closing statement showing the applicable Settlement adjustments, duly executed by Seller;

            (f) FIRPTA affidavit in the form attached hereto as Exhibit I and the customary form of title company affidavit, each duly executed by Seller, together with such documents and other evidence as is reasonably required by Purchaser's title insurance company to establish that Seller is authorized to execute the closing documents;

            (g) a Certificate of Seller in the form attached hereto as Exhibit J, confirming the truth, accuracy and completeness of the representations and warranties of Section 19 hereof with respect to Seller;

            (h) evidence of the authority of the officers of Seller executing the documents described in this Section 12 to execute such documents; and

            (i) originals, to the extent in Seller's or Seller's property manager's actual possession, of surveys, permits, licenses, leases, subleases, warranties and guarantees covered by this Agreement.

     14. Documents to be Delivered by Purchaser at Settlement. At Settlement on each Closed Property, Purchaser shall deliver to Seller:

            (a) the Purchase Price for each Fee Property by wire transfer of immediately available funds, subject to prorations, any applicable credits and adjustment for the amount of any Discount payable to Purchaser for any Closed Leasehold Properties having the same Settlement Date;

            (b) where applicable, the Assignment of Permitted Leases described in Section 12(b) above duly executed by Purchaser;

            (c) for each Leasehold Property, the applicable Lease Assignment and Assumption Agreement described in Section 12(d) above duly executed by Purchaser;

            (d) for each Leasehold Property for which Purchaser was able to obtain same, the Landlord's Consent, Landlord's Estoppel and the Tenant Release, each as described in Section 6 (c) above;

            (e) for each Leasehold Property for which Purchaser was not able to obtain the Tenant Release, the Secured Liability Amount described in Sections 6(e);

            (f) a closing statement showing the applicable Settlement adjustments, duly executed by Purchaser;

            (g) a Certificate of Purchaser or Purchaser's permitted assignee, in the form attached hereto as Exhibit K, confirming the truth, accuracy and completeness of the representations and warranties of Section 18 hereof with respect to Purchaser or such assignee, as applicable, and duly executed by Purchaser or Purchaser's permitted assignee; and

            (h) evidence of the authority of the officers of Purchaser executing the documents described in this Section 13 to execute such documents.

     15. Possession. At Settlement on each Closed Property, Seller shall give Purchaser possession of the Closed Property, free and clear of all tenants except for existing tenants under Permitted Leases.

     16. Adjustments. At each Settlement, Purchaser and Seller shall adjust for real estate taxes and assessments on the Closed Property, municipal water and sewer charges, fuel, utility charges, rent, and lease liabilities, such adjustments to be calculated as of 11:59 PM on the day immediately preceding Settlement. In addition, Seller shall account to and turn over to Purchaser any and all security deposits paid by existing tenants of the Closed Property (where Seller is landlord), and Purchaser shall reimburse Seller for any and all security deposits held by landlords under leases for Leasehold Properties (where Seller is tenant). Prior to the Settlement, Seller shall have paid all service providers under the service and maintenance contracts for the Closed Property for services rendered up to the day prior to the Settlement. If the Settlement shall occur before the tax rate or assessed valuation of the subject Closed Property is fixed for the then-current year, the apportionment of real estate taxes for the year of Settlement shall be upon the basis of the most recent tax bills and the tax rate for the most recent tax year applied to the latest assessed valuation. There shall be no post-Settlement reconciliations or reprorations.

     17. Expenses. At each Settlement, Purchaser and Seller shall divide (i) realty transfer taxes and (ii) title insurance, escrow and closing charges of the settlement or closing agent according to local custom for the state in which the Fee Property is located. Seller shall pay any recording fees for the satisfaction of any mortgages, liens or judgments affecting the Closed Property and Purchaser shall pay all recording fees (other than realty transfer taxes or similar fees, which shall be allocated according to local custom) in connection with the conveyances of the Closed Fee Properties and assignments of the leasehold interests in the Closed Leasehold Properties. Title, survey, appraisal and inspection costs shall be apportioned as provided for in this Agreement. Each party shall bear all other fees, charges and expenses incurred by it, without contribution from the other, in connection with this transaction.

     18. Notices and Assessments; Tax Appeals.

            (a) Seller shall (i) comply with the requirements of any and all notices relating to each Closed Property which may be issued by municipal or other public authorities prior to the date hereof for a Closed Property and (ii) pay for all work and improvements done or ordered to be done prior to the date hereof for a Closed Property by any such authority which results in the imposition of a confirmed lien against a Closed Property prior to Settlement. If Settlement takes place as to such Closed Property, all other requirements and notices shall be complied with by Purchaser and all other work or improvements done or ordered done shall be performed and paid for Purchaser.

            (b) Seller agrees that from and after the date hereof for a Closed Property it will not file any real estate tax assessment appeal with respect to any Closed Property prior to Settlement on such Closed Property without Purchaser's prior written consent.

     19. Purchaser's Representations. Purchaser (and, if applicable, Purchaser's Affiliate) represents to Seller, which representations shall be true, correct and complete as of each Settlement Date hereunder and which shall survive each Settlement, as follows:

            (a) Purchaser is, and at the Settlement shall be, a corporation (or limited liability company, or limited partnership, as applicable) duly organized, validly existing, and in good standing under the laws of the state of formation, and as of each Settlement, with full power and authority to conduct its business affairs in the state where the Closed Property is located.

            (b) The execution, delivery and performance of this Agreement, in accordance with its terms, do not violate Purchaser's articles of incorporation, by-laws, or any contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound.

            (c) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all required action of Purchaser and the officers of Purchaser in full compliance with the provisions of Purchaser's articles of incorporation and by-laws. The person executing this Agreement on behalf of Purchaser is duly authorized to do so.

            (d) Purchaser has the right, power and authority to make and perform its obligations under this Agreement and this Agreement is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     20. Seller's Representations. Seller represents to Purchaser, which representations shall be true, correct and complete as of each Settlement Date hereunder and which shall survive each Settlement, as follows:

            (a) Seller is, and at the Settlement shall be, an Alabama banking corporation, duly organized and validly existing, with full power and authority to conduct its business affairs in the state in which the Closed Property is located.

            (b) The execution, delivery and performance of this Agreement by Seller, in accordance with its terms, do not violate Seller's articles of incorporation, by-laws, or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it is bound.

            (c) The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all required action of Seller and the officers of Seller in full compliance with the provisions of Seller's articles of incorporation and by-laws. The person executing this Agreement on behalf of Seller is duly authorized to do so.

            (d) Seller has the right, power and authority to make and perform its obligations under this Agreement and this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     21. Risk of Loss. If a condemnation proceeding is instituted against a Closed Property or any portion thereof, or if a Closed Property is substantially damaged by fire or other casualty, prior to Settlement, Purchaser may terminate this Agreement as to such Closed Property upon written notice to Seller, whereupon the parties shall have no further liabilities or obligations hereunder with respect to such Closed Property, but this Agreement shall continue in full force and effect as to the remaining Closed Properties. If Purchaser does not so terminate this Agreement as to a Closed Property in the case of condemnation or substantial damage by fire or other casualty, or if in the case of fire or other casualty to a Closed Property there is less than substantial damage, then in each of such cases, this Agreement shall continue to be effective as to such Closed Property, and Seller shall assign to Purchaser at Settlement all of Seller's right to receive any award for such condemnation or insurance proceeds as a result of such damage (as the case may be), together with all of Seller's rights to litigate such claim and to negotiate a settlement with the condemning authority or the insurance carrier; provided, however, to the extent Seller self-insures (including a deductible or any under-insured amount) against a casualty, then the Purchase Price for the affected Fee Property shall be adjusted to reflect a credit in favor of Purchaser for the amount of such under-insured amount. For purposes of this Section 19, a Closed Property shall be deemed to have been "substantially damaged" if such damage occurs at a Fee Property or a Leasehold Property that Seller is responsible to restore and such restoration either will require more than 120 days to complete or will cost in excess of 25% of the Purchase Price of such Fee Property. If the damage occurs at a Leasehold Property that the landlord is responsible to restore, such Leasehold Property shall be deemed to have been "substantially damaged" if the landlord elects to terminate the lease in lieu of restoration or elects to restore, but such restoration will require more than 120 days to complete. Seller agrees to maintain its current property insurance policies on the Closed Properties during the pendency of this Agreement.

     22. Closed Properties "AS-IS". Purchaser either (a) has heretofore inspected each of the Closed Properties, or caused an inspection thereof to be made on Purchaser's behalf, or (b) will have done so prior to the end of the Due Diligence Period or (c) will have waived its right to do so as hereinbelow set forth, so that, by the end of the Due Diligence Period (as hereinafter defined), Purchaser shall be (or shall have had the opportunity to become) acquainted with the condition of the Closed Properties and the improvements located therein. Purchaser agrees to take the Closed Properties "AS-IS," "WHERE-IS," and in their present condition, subject to reasonable use, wear and tear, and (subject to Section 20 above) damage by fire and other casualties, and (subject to Section 20 above) due to a taking by condemnation or eminent domain, between the date hereof and the Settlement on each of the Closed Properties. Until the Settlement, Seller agrees to maintain each Fee Property in its present condition, reasonable wear and tear excepted, and to likewise maintain each Leasehold Property but only to the extent it has responsibility therefor under the lease for such Leasehold Property. Notwithstanding the foregoing, Purchaser shall not be obligated to take an assignment of a lease for a Closed Leasehold Property for which an event of default has occurred and is continuing as of the Settlement Date and, as expressed in the Lease Assignment and Assumption Agreement, Seller shall be and remain responsible for any defaults under a lease for a Closed Leasehold Property that have occurred prior to the Settlement Date therefor. The terms of this Section 21 shall survive the Settlement on each Closed Property and the delivery of the Deed or Lease Assignment and Assumption Agreement, as applicable, and shall survive the expiration or earlier termination of this Agreement.

     23. Deposit.

            (a) Within five business days after this Agreement has been executed by Purchaser and Seller, Purchaser shall deliver as security for the performance of Purchaser's obligations hereunder the sum of $250,000 ("Deposit") to be held in escrow and disbursed as herein provided. The Deposit shall be deposited with Chicago Title Insurance Company ("Escrow Agent").

            (b) The interest earned (if any) on the Deposit shall be part of the Deposit. Provided that Purchaser is not in default hereunder, the interest earned on the Deposit shall be paid to the Purchaser on each one-year anniversary date of this Agreement. The Deposit shall be paid to the Seller as provided in Section 23(b) below if the Purchaser defaults or if the Seller terminates this Agreement for cause as provided in Section 23(b) below. On the last to occur of (i) the date of expiration or earlier termination of this Agreement or (ii) the Settlement Date for the last of the Closed Properties subject to this Agreement, the Deposit shall be paid to the Purchaser.

     24. Default.

            (a) If Seller defaults in its duties or obligations under this Agreement prior to Settlement, and if such default continues for more than ten business days following written notice thereof to Seller, Purchaser shall be entitled to terminate this Agreement (either in its entirety or, at Purchaser's election, only as to the Closed Properties for which Settlement did not occur as a result of Seller's material breach) and the sole liability of Seller shall be to pay (and the sole remedy of Purchaser shall be limited to receiving from Seller) liquidated damages in an amount equal to 10% of the Purchase Price for each Closed Property on which Seller fails to make Settlement, provided that, notwithstanding an election by Purchaser to terminate this Agreement in its entirety as a result a material breach hereof by Seller, Seller and Purchaser shall nevertheless remain entitled and obligated to complete Settlement on all Closed Properties and Purchaser shall only be entitled to receive liquidated damages as aforesaid for Closed Properties if, as and when Seller fails to complete Settlement thereon as required hereby. Upon Seller's payment of the liquidated damages to Purchaser as aforesaid, Purchaser shall deliver to Seller (without representation or warranty and with a disclaimer of reliance) complete copies (with all appendices and exhibits) of all (interim drafts as well as final reports, if any) due diligence reports, evaluations, investigations, surveys and title searches in Purchaser's possession or control as to the Closed Properties for which Settlement did not occur as a result of Seller's material breach, this Agreement shall become null and void with respect to such Closed Properties and the parties shall have no further liabilities or obligations hereunder with respect thereto.

            (b) If Purchaser defaults in its duties or obligations under this Agreement prior to Settlement, and if such default continues for more than ten business days following written notice thereof to Purchaser, Seller shall be entitled to terminate this Agreement (either in its entirety or, at Seller's election, only as to the Closed Properties for which Settlement did not occur as a result of Purchaser's breach) and the sole liability of Purchaser shall be to pay (and the sole remedy of Seller shall be limited to receiving out of the Deposit (as hereinafter defined) if the same is sufficient and, if the Deposit is not sufficient, directly from Purchaser) liquidated damages in an amount equal to 10% of the Purchase Price for each Closed Property on which Purchaser fails to make Settlement, provided that, notwithstanding an election by Seller to terminate this Agreement in its entirety as a result a material breach hereof by Purchaser, Seller and Purchaser shall nevertheless remain entitled and obligated to complete Settlement on all Closed Properties and Seller shall only be entitled to receive liquidated damages as aforesaid for Closed Properties if, as and when Purchaser fails to complete Settlement thereon as required hereby. In addition, Purchaser shall deliver to Seller (without representation or warranty and with a disclaimer of reliance) complete copies (with all appendices and exhibits) of all (interim drafts as well as final reports, if any) due diligence reports, evaluations, investigations, surveys and title searches in Purchaser's possession or control. Upon Purchaser's payment of the liquidated damages and delivery of the reports and other materials to Seller as aforesaid, this Agreement shall become null and void as to the Closed Properties for which Settlement did not occur as a result of Purchaser's material breach and the parties shall have no further liabilities or obligations hereunder with respect thereto.

            (c) The provisions of this Section 23 shall survive the expiration or earlier termination of this Agreement. The parties acknowledge that the aforesaid liquidated damages are reasonable and do not constitute a penalty and are being agreed upon due to the difficulty of calculating the actual amount of damages that the non-defaulting party might sustain in the event of a default by the other party and termination of this Agreement.

     25. Brokers. Each party represents and warrants to the other that it has not dealt with any real estate broker, agent or finder in connection with this Agreement. The parties agree to indemnify and hold one another harmless based upon their actions and dealings from any claims or causes of action concerning brokerage or finder's fees or commissions. If any claim against Seller is asserted by any person, firm or corporation claiming a commission and/or finder's fee with respect to the transactions contemplated by this Agreement, and resulting from any act, representation or promise of Purchaser, Purchaser shall indemnify, defend and save harmless Seller from such claim resulting from any act, representation or promise of Purchaser. If any claim against Purchaser is asserted by any person, firm or corporation claiming a commission and/or a finder's fee with respect to the transactions contemplated by this Agreement, and resulting from any act, representation or promise of Seller, Seller shall indemnify, defend and save harmless Purchaser from such claim resulting form any act, representation or promise of Seller. The terms of this Section 24 shall survive the Settlement on each Closed Property and the delivery of the Deed or Lease Assignment and Assumption Agreement, as applicable, and shall survive the expiration or earlier termination of this Agreement.

     26. Notices. All notices hereunder shall be in writing and shall be deemed to have been properly given if personally delivered, sent via facsimile or sent by private overnight express carrier, such as Federal Express, next business day delivery, charges prepaid, addressed to Seller at Emilio M. Cerice, C.P.A., Vice President, Facilities & Purchasing, AmSouth, 3000 Galleria Tower,

Suite 1600, Birmingham, Alabama, 35244, 205-560-2529 fax; with a copy to Kay K. Bains, Esquire, Walston, Wells, Anderson & Bains, LLP, 505 20th Street North, Suite 500, Birmingham, Alabama 35203, 205-251-0700 fax; addressed to Purchaser at 1725 The Fairway, Jenkintown, PA 19046, Attention: Mr. Nicholas Schorsch, facsimile number (215) 887-2585; with a copy to Morgan, Lewis Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, Attention: Eric L. Stern, Esquire, facsimile number (215) 963-5001. Notices by the parties may be given on their behalf by their respective counsel. Notice shall be deemed to have been given upon the date of delivery, if personally delivered, or sent via facsimile or one business day after the date of deposit if sent by private overnight express carrier, next business day delivery.

     27. No Survival. Except as otherwise provided, none of the provisions of this Agreement shall survive any Settlement and delivery of any of the Deeds or Lease Assignment and Assumption Agreements, as applicable.

     28. Further Assurances. From time to time and at the request of either Seller or Purchaser (whether before, at or after the Settlement for a Closed Property), the other party shall execute, acknowledge and deliver such other and further documents as the requesting party may reasonably request to effectuate the provisions of this Agreement. The provisions of this Section 27 shall survive the expiration or earlier termination of this Agreement.

     29. Miscellaneous.

            (a) This Agreement shall not be recorded in the office for the recording of deeds or in any other office or place of public record. Prior to Settlement, this Agreement shall not be deemed or construed to give Purchaser any equitable ownership of, or title to, any Closed Property, Fee Property or Leasehold Property.

            (b) This Agreement and the exhibits attached hereto contain the entire agreement between Seller and Purchaser and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind or nature whatsoever. This Agreement may be modified only by an agreement in writing between the parties hereto.

            (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, successors and permitted assigns; provided, however, that Purchaser shall not assign or otherwise transfer this Agreement without the prior written consent of Seller, which Seller may grant or deny in its sole discretion. Notwithstanding anything to the contrary in the preceding sentence, Purchaser, may, by written notice provided to Seller at least ten days prior to the applicable Settlement Date, designate an entity or person other than Purchaser to take title to any Closed Property. In no event shall any such designation relieve Purchaser named herein from liability hereunder.

            (d) This Agreement shall be governed and construed in accordance with the laws of the State of Alabama.

            (e) Whenever in this Agreement a period of time is stated as a number of days, it shall be construed to mean calendar days unless specifically stated as business days; provided, however, that when any period of time so stated in calendar days would end upon a Saturday, Sunday, or legal holiday, such period shall be deemed to end upon the next day following which is not a Saturday, Sunday or legal holiday. For purposes of this Agreement, the term "business days" shall mean any day except Saturday, Sunday, any federal holiday or any other day on which Seller shall not be open for banking operations.

            (f) The date and time for the performance of all obligations hereunder shall be deemed to be of the essence of this Agreement.

            (g) If any term or provision of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected and each such remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. The date of this Agreement shall be the date of Seller's execution hereof.

     30. Confidentiality.

            (a) Purchaser agrees that this Agreement and any and all information obtained by Purchaser, its agents, representatives and employees, in connection with any examinations and inspections of the Closed Properties will be held in strict confidence by Purchaser and its agents, representatives and employees and will not be disclosed to anyone other than Purchaser's investors and its and their professional advisers on a "need to know " basis, without the prior written consent of Seller (the "Confidential Information"). No news release, public or private announcement, denial or confirmation relating to this Agreement or any part of the transactions contemplated herein shall be made without the prior written consent of Seller. In the event this Agreement is terminated prior to the Settlement on a Closed Property, Purchaser will return to Seller any documents and other materials received from Seller with respect to such Closed Property. Purchaser shall indemnify, defend and hold Seller harmless from any loss, damages, costs or expenses (including reasonable attorney's fees) arising as a result of Purchaser's breach of this Section 29.

            (b) Notwithstanding anything to the contrary contained in Section 29(a) above, at any time following the date hereof, Purchaser may publicly market, advertise and promote in any manner the availability of such Closed Property for sale, lease or other disposition so long as Purchaser in such marketing, advertising and promoting the sale, lease or other disposition of such Closed Property does not violate the provisions of Section 7 above or release Confidential Information as set forth in Section 29(a) above.

     31. No Offer. This Agreement shall neither be deemed an offer to sell nor shall it bind, obligate or be effective against Seller unless and until (a) the Agreement has been approved in writing by Seller and Purchaser's appropriate management authority and (b) this Agreement has been fully executed by Seller and Purchaser and an executed copy is delivered to Seller.

     32. No Liability. No individual officers, directors, shareholders, agents or representatives of Seller or of Purchaser shall have any personal liability under this Agreement, either for the observance or performance of such party's rights, duties or obligations hereunder, or for the default of such party to observe and perform its obligations hereunder, or under any document executed in connection with the transactions contemplated hereby, or otherwise.

                     [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the date first written above.

                                SELLER

                                AMSOUTH BANK
                                An Alabama state banking corporation

                                By:_________________________________
                                           , [Senior Vice] President

                                Date of Execution: May __, 2003


                                PURCHASER

                                FIRST STATES GROUP, L.P.
                                A Delaware limited partnership

                                By:  First States Group, LLC
                                     Its general partner

                                     By: _______________________________________
                                         Sonya A. Huffman, Senior Vice-President


                                Date of Execution: May __, 2003

                              LIST OF EXHIBITS/1/

Exhibit A            85% FMV Properties

Exhibit B            Closed Property Designation Notice

Exhibit C            Closed Property Annualized Operating Expenses

Exhibit D            Form of Instruction Letter to Appraiser & Appraisal

Exhibit E            Form of Pledge Agreement for Secured Liability

Exhibit F            Form of Assignment of Permitted Leases

Exhibit G            Form of Bill of Sale

Exhibit H            Form of Lease Assignment and Assumption Agreement

Exhibit I            FIRPTA Affidavit

Exhibit J            Seller's Certificate of Representations and Warranties

Exhibit K            Purchaser's Certificate of Representations and Warranties


---------------

NOTE: All Exhibits not attached and initialed upon execution of this Agreement shall be prepared, agreed upon, initialed and attached to this Agreement within ten business days after the date of this Agreement. Should the parties be unable to agree upon the form of all Exhibits within the aforesaid time, either party shall have the right to terminate this Agreement by written notice to the other.

                                    EXHIBIT A
                               85% FMV Properties


                                      None.

                                    EXHIBIT B

                       Closed Property Designation Notice

-------------------------------------------------------------------------------------------------------------------------
     OWNED PROPERTY INFORMATION
-------------------------------------------------------------------------------------------------------------------------
  Property Name      Property       City    County  State    Tax Parcel No.    Sq. Ft.     Operatios       Dark Period
                 Street Address                                                          Closing Date    Expiration Date

=========================================================================================================================

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
SELLER:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
AMSOUTH BANK
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
By:  _________________________
-------------------------------------------------------------------------------------------------------------------------
Name:_________________________
-------------------------------------------------------------------------------------------------------------------------
Title:________________________
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Date:  _______________________
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                  Closed Property Annualized Operating Expenses

                                    EXHIBIT D

               Form of Instruction Letter to Appraiser & Appraisal

DATE


VIA FACSIMILE & AIRBORNE EXPRESS MAIL


Appraiser
Address
Telephone/Fax


Reference:         PROPERTY ADDRESS

Dear Appraiser:

Upon your acceptance of the terms and conditions contained in this Letter Agreement, you are hereby authorized to perform an appraisal of the above referenced property. The appraisal shall be developed as a Complete appraisal reported as a Self-Contained Appraisal Report per the most recent issuance of the USPAP and in compliance with Title XI FIRREA requirements.

In your analysis you are to estimate the "AS IS" Market Value of the fee simple interest in the subject property on (1) a "continued use" basis for a financial services use and (2) an "alternative highest and best use" basis as a non-financial services use of the property. In determining the valuation of the "alternative highest and best use" as a non-financial services use, the appraisal should take into account a cost factor for conversion of the existing building and other improvements to the applicable non-financial services use. Note that in the event that any significant outstanding repair items are evident pertaining to site improvements, roof, foundation, plumbing, electrical, HVAC, mechanical, facade or windows, the appraisal should describe such items but make the prominent, extraordinary assumption that these conditions have been cured, and the reported value should be labeled as "hypothetical - as if cured - current market value". Market Value as defined by Title XI of FIRREA as adopted by the OCC Regulation 12 CFR 34, is:

"The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     a) Buyer and seller are typically motivated;
     b) Both parties are well informed or well advised and both acting in what they consider their own best interest;
     c) A reasonable time is allowed for exposure in the open market;
     d) Payment is made in terms of cash in U.S. dollars, or in terms of financial arrangements comparable thereto; and
     e) The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

If the property has not achieved stabilization and/or is for proposed construction, the appraisal shall include an analysis and estimate of the prospective value as of the date of completion and the date of stabilization. (Refer to USPAP Statement on Appraisal Standards No. 4 regarding prospective value estimates.)

To obtain access to the property for inspection contact ___________________. For other information you may need, please contact ___________________. Any correspondence you might have with other related parties should be included in the Addenda of the report including a copy of the engagement letter.

To expedite the data collection process from the property contact, we require that you request all necessary data within five business days of being engaged and retain written evidence of this contact within your files. You must notify the undersigned in a timely manner of any difficulties that may occur that will affect the delivery of the appraisal including the inability to obtain required property information.

For multitenant DCF analysis, the appraiser is required to discuss with the undersigned which software program is to be utilized, e.g. ARGUS or PRO-JECT+. Copies of the appropriate data files will be provided to the reviewer on a 3.5" diskette together with the final written appraisal report. Supporting reports from the software, e.g. Assumptions Reports, etc., should be included in the appraisal as Addenda.

On all multi-lease properties (5 or more leases) we will require the appraiser to review abstracts for all leases and to also review 10% of the actual leases. If the appraiser finds significant discrepancies between the abstract and the lease, then all leases will be required to be reviewed. Abstracts should contain all lease terms and conditions including renewal options.

Any steps that are taken to comply with the Competency Provision of the USPAP must be disclosed prior to accepting this assignment and must be described in the appraisal report. The Departure Provision of the USPAP does not apply to Complete Appraisals; e.g., all of the appraisal standards set forth in the USPAP are binding requirements.

Your acceptance of this Letter Agreement acknowledges that you have been engaged by the Bank to perform the appraisal for an agreed upon fee not to exceed $, which will be paid by the Bank after the appraisal has been reviewed and accepted by the Bank's Real Estate Department. A total of Four (4) copies of the final report will be provided to the Bank with one (1) of the four copies to be mailed to American Financial Resource Group, LLC at 1725 The Fairway, Jenkintown, PA 19046, Attention: Mr. Nicholas Schorsch. It is understood that the deadline for this appraisal is DUE DATE and that time is of the essence. Unless otherwise agreed, the quoted appraisal fee will be adjusted negatively at the rate of five (5) percent of the appraisal fee for every week, or portion thereof, that the appraisal report is overdue beyond 5 days. This penalty will be pro-rated on a five-day work week basis and deducted from the agreed upon appraisal fee.

The Bank reserves the right to share the appraisal report with internal support departments (accountants, tax consultants, auditors, legal staff, etc.); the appropriate federal regulatory agencies, as required in the course of business; or another financial institution which requests such information. The appraisal report shall be certified to the Bank and to First States Group, L.P. ("Group") and, if requested by Group, any institutional lender designated by Group.

You agree not to disclose to any third party without the written consent of the Bank any information related to the appraisal assignment that is non-public and that was obtained from the Bank or during the course of performing its engagement under this Letter Agreement. Finally, you agree that the confidentiality obligations contained herein shall survive the termination of the Letter Agreement.

It is understood and agreed that this contract is between AmSouth Bank and APPRAISER FIRM NAME. The appraisal must be performed and the report signed by you. In addition, you must personally inspect the property. This does not preclude participation in the appraisal process by other qualified associates of the firm. (Qualifications should be included in the Addenda of the report).

Please acknowledge your acceptance of this Letter Agreement, and all provisions herein, by signing and returning the original executed Letter Agreement and a copy of the appraiser's State certification (evidencing that you are currently certified in good standing in the state in which the subject property is located) within three (3) working days, to my attention. Please retain one copy for your files. The terms of this Letter Agreement may only be modified in writing signed by the Bank.

This Letter Agreement constitutes the complete agreement between the Bank and you regarding the professional services to be provided by you to the Bank. Under no circumstances will the Bank accept any condition to or amendment of this Letter Agreement which purports in any way to limit your professional responsibility to the Bank in carrying out your performance under this Letter Agreement or to reduce your legal and contractual liability to the Bank arising from any failure on your part to so perform under this Letter Agreement.

The following data is enclosed that will assist you in preparing your report:

         1. Property Profile
         2. Expenses
         3. Tax Parcel Numbers

We look forward to working with you on this appraisal assignment. With questions, please feel free to call__________________________________________.


Sincerely,
AMSOUTH BANK

NAME
TITLE

Enclosures


________________________________________________________________________________
Acknowledged and Agreed:

By:_____________________ Certificate No.:_________________ Date:_________, 2002.
Firm:____________________________________________

                                    EXHIBIT E

                 Form of Pledge Agreement for Secured Liability

     THIS PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is made as of the ___ day of __________, 200_, by and among FIRST STATES GROUP, L.P., a Delaware partnership, with its executive offices at 1725 The Fairway, Jenkintown, Pennsylvania 19046 ("Pledgor") and AMSOUTH BANK, an Alabama state banking corporation, having an address at 3000 Galleria Tower, Suite 1600, Birmingham, AL 35244 ("Pledgee") and EVERGREEN SERVICES COMPANY, a _______________, having an address at _________________ ("Evergreen").

     Pledgor and Pledgee are parties to that certain Master Purchase, Sale and Lease Transfer Agreement dated as of May ___, 2003 (the "Agreement"). In order to induce Pledgee to enter into the Agreement, Pledgor, intending to be legally bound, agrees with Pledgee as follows:

     1. Definitions. The following terms shall have the meanings set forth below, unless the context otherwise requires:

          (a) "Collateral" means (i) Pledgor's money market/mutual funds account with Evergreen, known as Evergreen Money Market Account
__________________________; (ii) all additions, replacements, renewals, extensions and substitutions thereof; and (iii) all income and proceeds thereof and therefrom.

          (b) "Obligations" means all liabilities and obligations of Pledgor to Pledgee under the Agreement with respect to the Draw Events (as hereinafter defined) referenced in Paragraph 1(d) below.

          (c) "Obligor" means Pledgor and any Affiliate (as such term is defined in the Agreement) of Pledgor that is responsible, directly or indirectly, for the performance of the Obligations.

          (d) "Draw Event" means the occurrence of any of the conditions specified in Section 6(f) of the Agreement, by and between Pledgor and Pledgee, or any attempt to terminate, revoke, rescind, modify or violate the terms of this Pledge Agreement or any loan collateral account or account control agreement entered into by and among Pledgor, Pledgee and Evergreen, without the prior written consent of Pledgee.

     2. Pledge and Grant of Security Interest. To secure the full and prompt payment and discharge of the Obligations, Pledgor pledges, assigns, and transfers to Pledgee, and grants to Pledgee a continuing lien on and first priority security interest in, the Collateral.

      3. Ownership of Collateral.

          (a) Pledgor has purchased and owns the Collateral. The assignment evidenced by this Pledge Agreement is a continuing one and is irrevocable so long as any of the Obligations are outstanding and shall terminate only upon payment or other satisfaction in full of all Obligations or Pledgee's acknowledgement in writing that this Pledge Agreement has been terminated. Upon termination of this Pledge Agreement, and to the extent the Collateral has not been applied in satisfaction of the Obligations, the Pledge shall reassign the Collateral to Pledgee and reassign any passbooks, certificates and other documents in Pledgee's possession at Pledgor's request. All securities and security entitlements pledged as Collateral hereunder are fully paid and non-assessable. Pursuant to the terms of any loan collateral account entered into by and among Evergreen, Pledgor and Pledgee, Pledgor has authorized (or will authorize) Evergreen to record and transfer all of Pledgor's shares in the Account into a separate loan collateral account in the name of Pledgee.

          (b) All income, dividends, earnings and profits with respect to the Collateral shall be reported for state and federal income tax purposes as attributable to Pledgor and not Pledgee. Pledgee or any other person authorized to report income distributions is authorized to issue IRS Forms 1099 indicating Pledgor as the recipient of such income, earnings and profits.

          (c) Until a Draw Event occurs, Pledgor shall have the right to vote the securities pledged hereunder; provided, however, Pledgor may not sell, transfer, exchange for other property or cash or otherwise exercise rights with respect to such Collateral or, except as expressed in Section 3(d) hereof, receive any distributions, cash dividends, interest, or proceeds from such Collateral without the prior written consent of Pledgee and any such distributions, dividends, interest, or proceeds shall be held in trust for, and immediately delivered to Pledgee. Any consent pursuant to this paragraph shall be in Pledgee's sole discretion. Pledgor authorizes and directs Evergreen to comply with the terms of this Pledge Agreement, to enter into a loan collateral agreement, to mark its records to show the security interest of and/or the transfer to Pledgee of the securities and other investment property pledged hereunder and to mail monthly statements to Pledgee, in addition to Pledgor.

          (d) Until a Draw Event occurs, Pledgor shall be permitted to withdraw from and receive out of the Collateral any and all cash dividends or interest paid thereon, provided, that Pledgor shall not be permitted to cause Evergreen to pay such amounts to Pledgor more frequently than once each calendar month and no such withdrawal or payment shall cause the Amount of the Collateral to fall below the amount stated on Schedule A attached hereto.

     4. Remedies After Draw Event.

          (a) Upon the occurrence of a Draw Event or at any time thereafter, Pledgee shall have the right, without demand for performance or other demand or notice of any kind or upon Pledgor or any other Obligor (and all of such demands and notices are, to the extent permitted by law, expressly waived), to forthwith collect, receive, appropriate and realize upon all or any portion of the Collateral and to offset the full amount of the Account and any other Collateral against any amount due on account of the Obligations. In addition to the foregoing, Pledgee shall be authorized to notify Evergreen to terminate immediately any trading, other rights or entitlements with respect to the Collateral and any distributions from the Collateral; transfer into Pledgee's name or the name of its nominee, all or any part of the Collateral; receive all interest, dividends, and other proceeds of the Collateral; notify any person obligated on any Collateral of the security interest of Pledgee therein and require such person to make payment directly to Pledgee; demand, sue for, collect or receive the Collateral and any proceeds thereof, and/or make any settlement or compromise as Pledgee deems desirable with respect to any Collateral; and exercise any voting, conversion, registration, purchase or other rights of an owner, holder or entitlement holder of the Collateral. Pledgor agrees that Pledgee may exercise its rights under this Pledge Agreement without regard for the actual or potential tax consequences to Pledgor under federal or state law and without regard to any instructions or directives given to Pledgee by Pledgor.

          (b) The proceeds of the Collateral (including the interest on and payments in respect of the Collateral) realized by Pledgee upon disposition of the Collateral shall be applied as follows: (i) first, to the costs and expenses of every kind reasonably incurred in connection with collection, receipt, appropriation, realization or sale, or incidental to the holding or otherwise, of all or any portion of the Collateral or in any way relating to the rights and remedies of Pledgee under this Pledge Agreement (including, without limitation, attorney's fees and legal expenses); (ii) second, to the payment and satisfaction of the Obligations and all other sums due under applicable law (including, without limitation, Section 9504(a)(3) of the Pennsylvania Uniform Commercial Code); and (iii) third, the surplus, if any, to Pledgee to be held by Pledgee pursuant to the terms of the Agreement and this Pledge Agreement. Pledgee may do all of the foregoing even if such actions result in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits.

     5. Waiver of Hearing. Pledgor expressly waives any right to a judicial hearing prior to the time that Pledgee draws upon all or any portion of the Collateral after the occurrence of a Draw Event.

     6. Further Assurances. Pledgor agrees that at any time and from time to time, promptly upon request by Pledgee, Pledgor shall execute and deliver such further documents and instruments (including, without limitation, financing statements) and do such further acts as Pledgee may in its sole discretion deem necessary or appropriate to assure that all of the Collateral is subject to a valid and subsisting first priority security interest and continuing lien securing the Obligations and, at Pledgor's expense, shall cause all such documents and instruments to be filed and recorded in the manner required by law to insure their effectiveness and their continuation. Pledgor hereby constitutes and appoints the true and lawful attorney of Pledgor with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Pledge Agreement, including, without limitation, to complete, execute and deliver one or more account control agreements by and among Pledgee, Pledgor and Evergreen regarding among other things control and disposition of any Collateral and endorsements desirable for the transfer or delivery of any Collateral, registration of any Collateral, receipt, endorsement and/or collection of all checks and other orders for payment of money payable to Pledgor with respect to the Collateral. Upon Pledgee's request, Pledgor will, at its own expense, do or cause to be done all acts and things as may be necessary to make the sale of the Collateral valid, binding and in compliance with applicable law.

     7. Stock Dividends. If with respect to any securities pledged hereunder, a stock dividend is declared, any stock split made or right to subscribe is issued, all the certificates for the shares representing such stock dividend, stock split or right to subscribe will be immediately delivered, duly endorsed, to Pledgee as additional Collateral, and any cash or non-cash proceeds and products thereof, including investment property and security entitlements will be immediately delivered to Pledgee. Pledgor acknowledges that such grant includes all investment property and security entitlements, now existing or hereafter arising, relating to such securities. In addition, Pledgor agrees to execute such notices and instructions to securities intermediaries as Pledgee may reasonably request.

     8. Covenants and Representations. Pledgor covenants and agrees, and represents and warrants, as follows:

          (a) This Pledge Agreement constitutes the valid, legal, and binding obligation of Pledgor and is enforceable against Pledgor in accordance with its terms.

          (b) The Collateral is owned by Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, security interest, or any other adverse claim, except for the pledge of and security interest in the Collateral granted to Pledgee under this Pledge Agreement.

          (c) Pledgor has the full right, power and authority to pledge, assign and transfer the Collateral to Pledgee. Pledgor has validly assigned and transferred good, valid and marketable title to the Collateral to Pledgee pursuant to this Pledge Agreement, free and clear of all liens, mortgages, pledges, hypothecations, claims, charges, security interests, and encumbrances.

          (d) So long as any of the Obligations are outstanding and unpaid, in whole or in part, Pledgor shall not convey or otherwise dispose of any of the Collateral, nor create, incur, or permit to exist any pledge, mortgage, hypothecation, lien, charge, encumbrance, or any security interest with respect to any of the Collateral or the proceeds thereof, other than the pledge and security interest created by this Pledge Agreement.

          (e) So long as any of the Obligations are outstanding and unpaid, in whole or in part, Pledgor shall appear in and defend, at Pledgor's sole cost and expense, any legal action or proceeding which may affect Pledgor's title to or interest in the Collateral.

     9. Collateral Duties.

          (a) Prior to actual possession of the Collateral, Pledgee shall have no custodial or ministerial duties to perform with respect to the Collateral. After actual possession of the Collateral, Pledgee's sole duty with respect to the custody, safe keeping and preservation of any certificate, passbook or other documentation evidencing the Collateral shall be to deal with it in the same manner as it deals with similar property for its own account.

          (b) Neither Pledgee, nor any of its employees or agents shall be liable for failure to ascertain, notify Pledgor of, or take any action in connection with, any conversion, call, redemption, retirement or any other event relating to the Collateral, or for failure to notify Pledgor that the Collateral should be presented or surrendered for any such reason. Pledgee has no duty to advise Pledgor of, and shall have no liability for, any actual or anticipated changes in the value of the Collateral.

     10. Remedies Cumulative. Pledgor agrees that the rights, powers and remedies given to Pledgee by this Pledge Agreement are not exclusive of any other powers, rights or remedies otherwise available to Pledgee under any documents, instruments, or agreements evidencing or securing the Obligations, or at law or in equity.

     11. No Set-off or Counterclaim. The obligations of Pledgor under this Pledge Agreement, and the rights, remedies, and powers of Pledgee under this Pledge Agreement, shall not be affected or impaired by any right of set-off or counterclaim of any kind or nature which Pledgor has or in the future may have against Pledgee.

     12. Miscellaneous. This Pledge Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania, shall be binding upon Pledgor and Pledgor's heirs, personal administrators, successors and assigns, and may not be terminated or modified orally but only in writing making specific reference to this Pledge Agreement and signed by both parties. The headings in this Pledge Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Pledge Agreement.

     13. Substitution of Collateral. Any provision of this Pledge Agreement to the contrary notwithstanding, Pledgor may from time to time substitute for the Collateral an equal Amount of Collateral in the form of one or more of the investments described on Schedule B hereto ("Substituted Collateral"). In such event and prior to substituting the Substituted Collateral for the Collateral, Pledgor will execute and/or deliver any and all documents or instruments required by Pledgee for Pledgee to perfect its interest in the Substituted Collateral.

          IN WITNESS WHEREOF, the parties have executed and delivered this Pledge and Security Agreement as of the day and year first above written.

                            PLEDGOR:

                            FIRST STATES GROUP, L.P.
                            A Delaware partnership

                            By: First States Group, LLC,
                            Its general partner

                            By: ____________________________________
                                Glenn Blumenthal, Senior Vice-President

                            PLEDGEE:

                            AMSOUTH BANK
                            An Alabama state banking corporation

                            By: ____________________________________
                                Name:
                                Title:

                            ESCROW AGENT:

                            EVERGREEN SERVICES COMPANY

                            A ______________________________________


                            By: ____________________________________
                                Name:
                                Title:

                                   SCHEDULE A

                            DESCRIPTION OF COLLATERAL

  Fund:
  Account No.:
  Account Name:
  Fund's Transfer Agent:
  Amount:

                                   SCHEDULE B

                         PERMITTED SUBSTITUTE COLLATERAL

1) United States Treasury Bills and Notes
2) First Union National Bank Certificates of Deposit
3) Any other account type agreed to by Pledgor and Pledgee



                       Amount: $_________________________

                                    EXHIBIT F

                     Form of Assignment of Permitted Leases

     THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), made this __________ day of ____________, 200__, by and between AMSOUTH BANK, having an address at 3000 Galleria Tower, Suite 1600, Birmingham, AL 35244 ("Assignor"), and ________________________________, having an address at 1725 The Fairway,
Jenkintown, PA 19046 ("Assignee").

                              W I T N E S S E T H :

     WHEREAS, Assignor is the landlord under that certain lease attached hereto as Exhibit "A" ("Lease") with respect to the premises described therein ("Property");

     WHEREAS, pursuant to that certain Master Purchase, Sale and Lease Transfer Agreement dated as of May ___, 2003, as amended, between Assignor as seller and First States Group, L.P. as purchaser ("Agreement"), Assignor desires to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee desires to assume Assignor's right, title and interest in and to the Lease in accordance with the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1. Assignment and Covenants.

     (a) Assignor hereby assigns, gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined) all of Assignor's right, title and interest in and to the Lease.

     (b) Assignor, for itself, its successors and assigns, covenants with Assignee, its successors and assigns, as follows: that Assignor is the true and lawful owner of the leasehold estate created by the Lease; that the Lease is now in full force and effect; and that Assignor has the right to sell and convey the leasehold estate created by the Lease.

2. Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date Assignee shall assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Lease that arise on and after the Effective Date and are to be observed, performed and fulfilled by the landlord named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the landlord named therein.

3. Indemnification.

     (a) Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including, without limitation, reasonable attorneys' fees, that Assignee may incur under the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, all of the obligations of the landlord under the Lease that were to be performed before the Effective Date.

     (b) Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation, reasonable attorneys' fees, that Assignor may incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all of the obligations of the landlord under the Lease that arise on and after the Effective Date and are to be performed on or after the Effective Date.

4. Effective Date. The "Effective Date", as used herein, shall mean the date of Closing under the Agreement.

5. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Counterparts. This Assignment may be executed in several counterparts, each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first set forth above.

                                      ASSIGNOR

                                      AMSOUTH BANK
                                      An Alabama state banking corporation

                                      By:____________________________________
                                      Name:
                                      Title:

                                      ASSIGNEE

                                      _______________________________________


                                      By:____________________________________
                                      Name:
                                      Title:

                                   Exhibit "A"

                                 Lease Agreement

                                    EXHIBIT G

                              FORM OF BILL OF SALE


         FOR VALUE RECEIVED, AMSOUTH BANK ("Seller"), hereby sells, bargains, conveys and transfers to ___________________________________ ("Purchaser"), its
successors and assigns, forever, all of Seller's right, title and interest in and to all of the fixtures and equipment (collectively, the "Personal Property") located on or attached to the real estate and the building and improvements erected thereon located at [STREET ADDRESS] (the "Property"), including without limitation, any existing teller counters, drive-through facilities and equipment, safe deposit boxes (unless removed by Seller), safe deposit box nests, bank vaults, wiring for the security systems, building plans for the Property (to the extent delivered by Seller to Purchaser contemporaneously with the execution hereof), licenses and permits for the Property (to the extent transferable) and warranties and guaranties for the Property (to the extent transferable), all as the same may exist on the date hereof. Excluded as part of the Personal Property are the following: (a) all automated teller machines and all contents thereof, (b) all alarms and security equipment, telecommunication equipment, computers, computer terminals and computer equipment, supplies, documents, records, cash, coin and signage (including pylons, but excluding pylon base poles and foundations), (c) any office equipment (whether leased or owned) located in the Buildings including, without limitation, furniture, furnishings and artwork, and (d) any personal property belonging to any tenant occupying any portion of the Closed Property.

         TO HAVE AND TO HOLD the above-mentioned Personal Property unto Purchaser its successors and assigns, forever.

         The Personal Property is being sold and transferred in its "AS-IS" condition as expressed in Section 10(f) of that certain Bulk Sale Agreement dated as of June ___, 2002, as amended, between Seller and Purchaser.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Bill of Sale as of the __ day of ________, 20__.


                                        AMSOUTH BANK
                                        An Alabama state banking corporation



                                        By:___________________________________
                                        Name:
                                        Title:

                                    EXHIBIT H

                          FORM OF LEASE ASSIGNMENT AND
                   ASSUMPTION AGREEMENT WITH SELLER AS LESSOR

         THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), made this __________ day of 200_, by and between AmSouth Bank, having an address at 3000 Galleria Tower, Suite 1600, Birmingham, AL 35244 ("Assignor"), and ________________________________, having an address at 1725 The Fairway,
Jenkintown, PA 19046 ("Assignee").

                              W I T N E S S E T H :

         WHEREAS, Assignor is the landlord under that certain lease attached hereto as Exhibit "A" ("Lease") with respect to the premises described therein ("Property");

         WHEREAS, pursuant to that certain Master Purchase, Sale and Lease Transfer Agreement dated as of May ___, 2003, as amended, between Assignor, as seller, and First States Group, L.P., as purchaser ("Agreement"), Assignor desires to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee desires to assume Assignor's right, title and interest in and to the Lease in accordance with the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

7.   Assignment and Covenants.

              (a) Assignor hereby assigns, gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined) all of Assignor's right, title and interest in and to the Lease.

              (b) Assignor, for itself, its successors and assigns, covenants with Assignee, its successors and assigns, as follows: that Assignor is the true and lawful owner of the leasehold estate created by the Lease; that the Lease is now in full force and effect; and that Assignor has the right to sell and convey the leasehold estate created by the Lease.

8. Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date Assignee shall assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Lease that are to be observed, performed and fulfilled by the landlord named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the landlord named therein.

9.   Indemnification.

              (a) Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including, without limitation, reasonable attorneys' fees, that Assignee may incur under the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, all of the obligations of the landlord under the Lease that were to be performed before the Effective Date.

              (b) Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation, reasonable attorneys' fees, that Assignor may incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all of the obligations of the landlord under the Lease that are to be performed on or after the Effective Date.

10. Effective Date. The "Effective Date", as used herein, shall mean the date of Closing under the Agreement.

11. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12. Counterparts. This Assignment may be executed in several counterparts, each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first set forth above.

                                     ASSIGNOR

                                     AMSOUTH BANK
                                     An Alabama state banking corporation



                                     By:____________________________________
                                     Name:
                                     Title:

                                     ASSIGNEE

                                     ____________________________________



                                     By:____________________________________
                                     Name:
                                     Title:

                                   Exhibit "A"

                                 Lease Agreement

                                    EXHIBIT I

                            Form of FIRPTA Affidavit

                        CERTIFICATE OF NON-FOREIGN STATUS

     1. Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor (seller) is a foreign person.

     2. AmSouth Bank, an Alabama state banking corporation (the "Seller"), is selling to _________________________________________, a ___________________ (the
"Buyer"), certain real property located in __________, ________ County, ____________, and more particularly described in Commonwealth Land Title Insurance Company Commitment No. _________ (the "Property").

     3. In order to inform the Buyer that withholding of tax is not required upon the Seller's transfer of the Property to the Buyer, the Seller declares and says the following:

 (a) The Seller is not a foreign person subject to the withholding provisions of
     Section 1445 of the Internal Revenue Code.

 (b) The United States Taxpayer Identification Number for the Seller is
     __-_______.

 (c) The Seller's address is 3000 Galleria Tower, Suite 1600, Birmingham, AL 35244.

     4. A duly authorized representative of the Seller will testify, declare or certify before any tribunal, officer or person, in any case now pending or which may in the future be instituted, to the truth of the statements contained in this Certificate.


                                      AMSOUTH BANK
                                      An Alabama state banking corporation


                                      BY:___________________________________
                                         Name: _____________________________
                                         Title: ____________________________

                                    EXHIBIT J

              SELLER'S CERTIFICATE OF REPRESENTATION AND WARRANTIES



_________________, ___ 20__



First States Group, L.P.
1725 The Fairway
Jenkintown, PA 19046
Attention: Nicholas Schorsch

Re: Master Purchase, Sale and Lease Transfer Agreement dated as of May ___, 2003 (as amended, the "Agreement") by and between AmSouth Bank ("Seller") and First State Group, L.P. ("Purchaser")

Dear Mr. Schorsch:

     Reference is made to the above-described Agreement for the acquisition of various Closed Properties (as defined in the Agreement) set forth on Exhibit A attached hereto. Pursuant to Section 12(g) of the Agreement, Seller hereby certifies that the representations of Seller made in Section 19 of the Agreement are true, accurate, and complete as of the date hereof. This certificate shall inure to the benefit of any individual or entity listed on Exhibit A hereto who or which has been designated by Purchaser to take title to particular Closed Properties in accordance with the Agreement.

                                        Very truly yours,

                                        AmSouth Bank
                                        An Alabama state banking corporation



                                        By:____________________________________
                                        Name:
                                        Title:

                                    Exhibit A

                                    EXHIBIT K

            PURCHASER'S CERTIFICATE OF REPRESENTATIONS AND WARRANTIES


_________________, ___ 20__



AmSouth Bank
3000 Galleria Tower
Suite 1600
Birmingham, AL 35244



Re: Master Purchase, Sale and Lease Transfer Agreement dated as of May ___, 2003 (as amended, the "Agreement"), by and between AmSouth Bank ("Seller") and First States Group, L.P. ("Purchaser")

Dear _______________:

     Reference is made to the above-described Agreement for the acquisition of various Closed Properties (as defined in the Agreement) set forth on Exhibit A attached hereto. Pursuant to Section 13(g) of the Agreement, Purchaser and each of the other parties executing this certification hereby certifies with respect to itself that the representations made in Section 18 of the Agreement are true, accurate, and complete with respect to itself as of the date hereof.

                             Very truly yours,


                             FIRST STATES GROUP, L.P.
                             A Delaware limited partnership

                             By:  First States Group, LLC
                                  Its general partner


                                  By:  _________________________________________
                                       Glenn Blumenthal, Senior Vice-President

                                    Exhibit A